Exhibit 99.1

LETTER OF TRANSMITTAL

MIDWEST BANC HOLDINGS, INC.

With Respect to the
OFFER TO EXCHANGE
Common Stock of Midwest Banc Holdings, Inc.
For any and all of the Issued and Outstanding Depositary Shares Representing its
Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (CUSIP: 598251205)
(the “Depositary Shares”) Pursuant to the Prospectus (as defined below)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2009, UNLESS MIDWEST BANC HOLDINGS, INC. (THE “COMPANY”) EXTENDS THE EXCHANGE OFFER. TENDERED DEPOSITARY SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

The Exchange Agent for the Exchange Offer is:

ILLINOIS STOCK TRANSFER COMPANY

By Hand, Mail or Overnight Delivery (If by mail, registered or certified mail recommended)	By Facsimile (Eligible Institutions Only)

Illinois Stock Transfer Company 209 West Jackson Boulevard, Suite 903 Chicago, IL 60606	Illinois Stock Transfer Company Fax:

DELIVERY OF THIS LETTER OF TRANSMITTAL OR THE VOTING INSTRUCTION FORM ATTACHED HERETO TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of The Depository Trust Company (“DTC”) prior to the expiration date. Tenders not validly received by the Exchange Agent prior to the expiration date will be disregarded and of no effect.

This Letter of Transmittal is to be used by holders that wish to participate in the Exchange Offer. The instructions contained in this Letter of Transmittal should be read carefully and in their entirety before this Letter of Transmittal is completed. This Letter of Transmittal need not be completed by holders tendering Depositary Shares via ATOP (as hereinafter defined); however, holders will be bound by the terms of this Letter of Transmittal. See instruction 2.

Record Date Holders (as defined in the attached voting instruction form) that do not wish to tender for exchange their Depository Shares in the Exchange Offer but wish to deliver voting instructions with respect to their Depositary Shares should detach and complete the voting instruction form attached at the back of this Letter of Transmittal and deliver it to the Exchange Agent in any of the manners permitted above prior to the expiration date.

ALL TENDERING HOLDERS MUST COMPLETE THE FOLLOWING:

DESCRIPTION OF DEPOSITARY SHARES TENDERED

CUSIP Number of
Depositary Shares Tendered	Quantity Tendered
598251205

METHOD OF DELIVERY

Tendered Depositary Shares are being delivered by book-entry transfer made to the account maintained by the Exchange Agent at DTC. Please complete the following (for use by Eligible Institutions only):

Name of Tendering Institution:

DTC Participant Number:

DTC Account Number:

Transaction Code Number:

VOTING INSTRUCTIONS AND
PROXY INSTRUCTIONS FOR TENDERING HOLDERS

YOU MUST CHECK ONE OF THE TWO BOXES ON THE PAGES THAT FOLLOW IN ORDER TO VALIDLY TENDER YOUR DEPOSITARY SHARES.

Tendering Record Date Holders

If you were a holder of record of the Depositary Shares set forth in the box above entitled “Description of Depositary Shares Tendered” as of the close of business on [          ], 2009 (a “Record Date Holder”), in order to validly tender your Depositary Shares you must check the first box below under “Tendering Record Date Holders” and thereby (i) instruct Illinois Stock Transfer, as depository, to vote in favor of each of the proposals below under “Preferred Stock Proposals” with respect to your Depositary Shares tendered in the Exchange Offer and (ii) instruct Illinois Stock Transfer, as trustee of the Voting Trust (as defined below), to grant an irrevocable proxy to the individuals designated by the Company in the Voting Trust Agreement (as defined below) to vote in favor of each of the proposals below under “Common Stock Proposals” with respect to the shares of Common Stock of the Company that may be issued to you in the Exchange Offer.

Tendering Non-Record Date Holders

If you are not a Record Date Holder, in order to validly tender your Depositary Shares you must check the first box below under “Tendering Non-Record Date Holders” and instruct Illinois Stock Transfer, as trustee of the Voting Trust (as defined below), to grant an irrevocable proxy to the individuals designated by the Company in the Voting Trust Agreement (as defined below) to vote in favor of each of the proposals under “Common Stock Proposals” with respect to the shares of Common Stock of the Company that may be issued to you in the Exchange Offer.

Note:  Holders of Depositary Shares who wish to vote but either do not wish to tender their Depositary Shares or wish to vote against or abstain from voting on any of the proposals must use the voting instruction form attached at the back of this Letter of Transmittal.

TENDERING RECORD DATE HOLDERS

☐	I HEREBY CERTIFY THAT I AM A RECORD DATE HOLDER AND HEREBY (1) INSTRUCT ILLINOIS STOCK TRANSFER, AS DEPOSITORY, TO VOTE IN FAVOR OF EACH OF THE PROPOSALS BELOW UNDER “PREFERRED STOCK PROPOSALS” WITH RESPECT TO ALL DEPOSITARY SHARES TENDERED BY THE UNDERSIGNED IN THE EXCHANGE OFFER AND (2) INSTRUCT ILLINOIS STOCK TRANSFER, AS TRUSTEE OF THE VOTING TRUST, TO GRANT AN IRREVOCABLE PROXY TO THE INDIVIDUALS DESIGNATED BY THE COMPANY IN THE VOTING TRUST AGREEMENT TO VOTE IN FAVOR OF EACH OF THE PROPOSALS BELOW UNDER “COMMON STOCK PROPOSALS” WITH RESPECT TO SHARES OF COMMON STOCK OF THE COMPANY ISSUED TO THE UNDERSIGNED IN THE EXCHANGE OFFER.

If no box is marked below with respect to any proposal, you will be deemed to have checked the box marked “For” with respect to such proposal. Because any tender that is submitted must be accompanied by instructions to Illinois Stock Transfer to vote “For” each of the proposals, you may not tender your Depositary Shares with instructions to abstain from voting or to vote “Against” any of the proposals set forth below. If you wish to abstain from voting or wish to vote “Against” any of the proposals set forth below, you may do so by using the voting instruction form attached at the back of this Letter of Transmittal. However, you will not be permitted to tender your Depositary Shares and may then only vote on the Preferred Stock Proposals.

PREFERRED STOCK PROPOSALS	For

Proposal to approve the proposal to eliminate the requirement that:	☐

• full dividends on all outstanding shares of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) must have been declared and paid or declared and set aside for the then current dividend period before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to the Series A Preferred Stock;

• if full dividends are not declared and paid in full on the Series A Preferred Stock, dividends with respect to all series of stock ranking equally with the Series A Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series;

• a series of preferred stock ranking equally with the Series A Preferred Stock cannot be issued without the approval of holders of the Depositary Shares if the certificate of designation for such parity preferred stock will provide that the dividends on the parity preferred stock will cumulate; and

• no dividends shall be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of outstanding preferred stock which rank equally as to dividends with such particular series (collectively the “Dividend Blocker Amendment”) set forth in the Proxy Statement describing the Preferred Stock Proposals (the “Preferred Proxy Statement”).

Proposal to approve the proposal to eliminate the right of holders of Series A Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive (the “Director Amendment”) set forth in the Preferred Proxy Statement.	☐

Proposal to approve the proposal to authorize the issuance to the United States Department of the Treasury (USG) of shares of our preferred stock that will be senior to the Series A Preferred Stock (the “Senior Preferred Stock”) as to dividends, including cumulative dividend rights, and rights upon liquidation, wind-up and dissolution (the “Preferred Stock Issuance”) set forth in the Preferred Proxy Statement.	☐

Proposal to approve the proposal to grant authority to IST to adjourn, postpone or continue the special meeting if necessary or appropriate to permit further solicitation of Voting Instructions if there are not sufficient votes at the time of the special meeting to approve any of the Preferred Stock Amendments (the “Adjournment Proposal”) set forth in the Preferred Proxy Statement.	☐

COMMON STOCK PROPOSALS	For

Proposal to approve the proposal to increase the number of authorized shares of common stock of Midwest from 64 million to four billion shares (the “Authorized Share Increase”) set forth in the Proxy Statement describing the Common Stock Proposals (the “Common Proxy Statement”)	☐

Proposal to approve the proposal to (i) effect a reverse stock split of our common stock at any time prior to September 30, 2010 at one of four reverse split ratios, 1-for-100, 1-for-150, 1-for-200, or 1-for-250, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the “Reverse Stock Split”) set forth in the Common Proxy Statement	☐

Proposal to approve the proposal to eliminate the voting rights of shares of common stock with respect to any amendment to the Certificate (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the “Preferred Stock Change”) set forth in the Common Proxy Statement	☐

Proposal to approve the proposal to approve the issuance of shares of our common stock to the USG upon the conversion of the Senior Preferred Stock and the USG Warrant (each as defined below in the Common Stock Proxy Statement) into shares of our common stock (the “Common Stock Issuance”) set forth in the Common Stock Proxy Statement	☐

Proposal to approve the proposal to eliminate the requirement that:	☐

• full dividends on all outstanding shares of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) must have been declared and paid or declared and set aside for the then current dividend period before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to the Series A Preferred Stock;

• if full dividends are not declared and paid in full on the Series A Preferred Stock, dividends with respect to all series of stock ranking equally with the Series A Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series;

• a series of preferred stock ranking equally with the Series A Preferred Stock cannot be issued without the approval of holders of the Depositary Shares if the certificate of designation for such parity preferred stock will provide that the dividends on the parity preferred stock will cumulate; and

• no dividends shall be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of outstanding preferred stock which rank equally as to dividends with such particular series (collectively the “Dividend Blocker Amendment”) set forth in the Common Proxy Statement

Proposal to approve the proposal to eliminate the right of holders of Series A Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive (the “Director Amendment”) set forth in the Common Proxy Statement	☐

Proposal to approve the proposal to adjourn, postpone or continue the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Amendments (the “Adjournment Proposal”) set forth in the Common Proxy Statement	☐

TENDERING NON-RECORD DATE HOLDERS

☐	I HEREBY CERTIFY THAT I WAS NOT A HOLDER OF RECORD OF THE DEPOSITARY SHARES SET FORTH IN THE BOX ABOVE UNDER “DESCRIPTION OF DEPOSITARY SHARES TENDERED” AS OF THE CLOSE OF BUSINESS ON [ ], 2009 AND HEREBY INSTRUCT ILLINOIS STOCK TRANSFER, AS TRUSTEE OF THE VOTING TRUST, TO GRANT AN IRREVOCABLE PROXY TO THE INDIVIDUALS DESIGNATED BY THE COMPANY IN THE VOTING TRUST AGREEMENT TO VOTE IN FAVOR OF EACH OF THE “COMMON STOCK PROPOSALS” BELOW WITH RESPECT TO SHARES OF COMMON STOCK ISSUED TO THE UNDERSIGNED IN THE EXCHANGE OFFER.

If no box is marked below with respect to any proposal, you will be deemed to have marked the box “For” with respect to such proposal. Any tender that is submitted with any “Abstain” or “Against” box checked will be rejected as an invalid tender. Because any tender that is submitted must be accompanied by instructions to Illinois Stock Transfer to vote “For” each of the proposals, you may not tender your Depositary Shares with instructions to abstain from voting or to vote “Against” any of the proposals set forth below. If you wish to abstain from voting or wish to vote “Against” any of the proposals set forth below, you may do so by using the voting instruction form attached at the back of this Letter of Transmittal. However, you will not be permitted to tender your Depositary Shares and may then only vote on the Preferred Stock Proposals.

COMMON STOCK PROPOSALS	For

Proposal to approve the Proposal to approve the proposal to increase the number of authorized shares of common stock of Midwest from 64 million to four billion shares (the “Authorized Share Increase”) set forth in the Proxy Statement describing the Common Stock Proposals (the “Common Proxy Statement”).	☐

Proposal to approve the proposal to (i) effect a reverse stock split of our common stock at any time prior to September 30, 2010 at one of four reverse split ratios, 1-for-100, 1-for-150, 1-for-200, or 1-for-250, as determined by the board of directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by the board of directors (the “Reverse Stock Split”) set forth in the Common Proxy Statement.	☐

Proposal to approve the proposal to eliminate the voting rights of shares of common stock with respect to any amendment to the Certificate (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the “Preferred Stock Change”) set forth in the Common Proxy Statement.	☐

Proposal to approve the proposal to approve the issuance of shares of our common stock to the USG upon the conversion of the Senior Preferred Stock and the USG Warrant (each as defined below in the Common Stock Proxy Statement) into shares of our common stock (the “Common Stock Issuance”) set forth in the Common Stock Proxy Statement.	☐

Proposal to approve the proposal to eliminate the requirement that:	☐

• full dividends on all outstanding shares of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) must have been declared and paid or declared and set aside for the then current dividend period before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to the Series A Preferred Stock;

COMMON STOCK PROPOSALS	For

• if full dividends are not declared and paid in full on the Series A Preferred Stock, dividends with respect to all series of stock ranking equally with the Series A Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series;

• a series of preferred stock ranking equally with the Series A Preferred Stock cannot be issued without the approval of holders of the Depositary Shares if the certificate of designation for such parity preferred stock will provide that the dividends on the parity preferred stock will cumulate; and

• no dividends shall be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of outstanding preferred stock which rank equally as to dividends with such particular series (collectively the “Dividend Blocker Amendment”) set forth in the Common Proxy Statement.

Proposal to approve the proposal to eliminate the right of holders of Series A Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive (the “Director Amendment”) set forth in the Common Proxy Statement.	☐

Proposal to approve the proposal to adjourn, postpone or continue the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Amendments (the “Adjournment Proposal”) set forth in the Common Proxy Statement.	☐

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

All capitalized terms used herein and not defined shall have the meaning ascribed to them in the preliminary prospectus (the “Prospectus”) included in the Company’s registration statement on Form S-4 initially filed with the Securities and Exchange Commission on August 3, 2009, as amended prior to the expiration date (the “Registration Statement”).

Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, the undersigned hereby:

(i) tenders to the Company the Depositary Shares set forth in the box above entitled “Description of Depositary Shares Tendered” (the “Tendered Depositary Shares”);

(ii) either (a) agrees with and is in favor of all of the Preferred Stock Proposals and instructs Illinois Stock Transfer, as depository of the Preferred Stock, to vote in favor of and to approve each of the Preferred Stock Proposals or (b) certifies that the undersigned is not a Record Date Holder;

(iii) agrees with and is in favor of all of the Common Stock Proposals and instructs Illinois Stock Transfer, as trustee of the voting trust (the “Voting Trust”) established pursuant to that certain voting trust agreement, dated [          ], 2009 (the “Voting Trust Agreement”), attached as Exhibit 9.1 to the Registration Statement, to grant an irrevocable proxy to the individuals designated by the Company in the Voting Trust Agreement to vote in favor of and to approve each of the Common Stock Proposals;

(iv) subject to and effective upon acceptance for exchange of the Tendered Depositary Shares, irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to the Tendered Depositary Shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing the Tendered Depositary Shares, or transfer ownership of the Tendered Depositary Shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present the Tendered Depositary Shares for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the Tendered Depositary Shares (except that the Exchange Agent will have no rights to, or control over, the shares of Common Stock issued in respect of the Tendered Depositary Shares, except (A) as described herein with respect to the Voting Trust or (B) as the undersigned’s agent, all in accordance with the terms of the Exchange Offer);

(v) subject to and effective upon acceptance for exchange of the Tendered Depositary Shares, agrees to the terms of the Voting Trust Agreement and acknowledges that by tendering Depositary Shares pursuant hereto it shall, upon acceptance for exchange of the Tendered Depositary Shares, become a party to such Voting Trust Agreement; and

(vi) subject to and effective upon acceptance for exchange of the Tendered Depositary Shares, irrevocably instructs the Exchange Agent and the Company to deliver the shares of Common Stock issued pursuant to the Exchange Offer to the Voting Trust on the settlement date of the Exchange Offer to be held in trust for a period of one business day, after which the shares of Common Stock exchanged for the undersigned’s Tendered Depositary Shares will be released to DTC for allocation to the undersigned.

If the undersigned is a Record Date Holder and delivers a completed Letter of Transmittal but fails to check a box with respect to any proposal set forth above under “Tendering Record Date Holders — Preferred Stock Proposals,” or “— Common Stock Proposals,” the undersigned shall be deemed to have checked the box marked “For” with respect to such proposal. If the undersigned is not a Record Date Holder and delivers a completed Letter of Transmittal but fails to check a box with respect to any proposal set forth above under “Tendering Non-Record Date Holders — Common Stock Proposals,” the undersigned shall be deemed to have checked the box marked “For” with respect to such proposal.

The undersigned hereby acknowledges receipt of: (i) the Prospectus and this Letter of Transmittal, which together constitute the Company’s offer to exchange newly issued shares of Common Stock for any and all outstanding Depositary

Shares that are validly tendered and not properly withdrawn in the Exchange Offer; (ii) the Common Proxy Statement and (iii) the Preferred Proxy Statement.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the Depositary Shares tendered hereby and (ii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

Subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Depositary Shares tendered herewith, the undersigned hereby: (i) irrevocably, sells, transfers, conveys and assigns to or upon the order of the Company, all right, title and interest in and to the Depositary Shares tendered hereby; (ii) waives any and all other rights with respect to the Depositary Shares (including with respect to any existing or past defaults and their consequences in respect of the Depositary Shares); and (iii) releases and discharges the Company from any and all claims that the undersigned may have now, or may have in the future, arising out of, or related to, the Depositary Shares, including any claims that the undersigned is entitled to receive additional payments with respect to the Depositary Shares or to participate in any redemption of the Depositary Shares.

The undersigned acknowledges and agrees that upon acceptance for exchange of the Depositary Shares tendered herewith, without any further action, all other powers of attorney, proxies and consents given by the undersigned with respect to the Depositary Shares or the Common Stock to be received in exchange for the Depositary Shares will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned (and, if given, will not be effective), except for powers of attorney, proxies, consents or revocations contemplated hereby.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable: (i) to complete the sale, assignment and transfer of the Depositary Shares tendered hereby and (ii) to instruct Illinois Stock Transfer, as trustee of the Voting Trust, to grant an irrevocable proxy to vote in favor of the Common Stock Proposals and, if the undersigned is a Record Date Holder, to also instruct Illinois Stock Transfer, as depository of the Preferred Stock, to vote in favor of the Preferred Stock Proposals. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related voting instructions and proxy instructions revoked) only in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offer — Acceptance of Depositary Shares for Purchase; Delivery of Common Stock — Withdrawal of Tenders.”

The undersigned hereby agrees that: (i) no tender of Depositary Shares is valid until all defects and irregularities in such tenders have been cured or waived; (ii) none of the Company, the Exchange Agent, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any Depositary Shares or will incur any liability for failure to give such notification; (iii) a tender of Depositary Shares and the voting instructions and proxy instructions granted hereby will constitute a binding agreement between the Company and the undersigned upon the terms and subject to the conditions of the Exchange Offer; and (iv) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Company in its sole discretion and such determination shall be final and binding.

IMPORTANT
SIGNATURE REQUIRED

This Letter of Transmittal must be signed by the registered holder(s) of the Depositary Shares exactly as their name(s) appear(s) on a security position listing as the owner of Depositary Shares on the books of DTC or its participants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

Signature(s) of Holders

Date:

Name(s):

Signature(s):

Capacity (full title):

Address (including zip code):

Area Code and Telephone No.:

GUARANTEE OF SIGNATURE(S)
(IF REQUIRED — SEE INSTRUCTION 1)

Date:

Name of Firm:

Address (including zip code):

Name:

Authorized Signature:

Area Code and Telephone No.:

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

IMPORTANT:  IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER, THIS LETTER OF TRANSMITTAL OR, IN THE CASE OF DEPOSITARY SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC VIA ATOP (AS DEFINED BELOW), AN AGENT’S MESSAGE AND A DTC CONFIRMATION.

1. Guarantee of Signatures.  All signatures on this Letter of Transmittal must be guaranteed by a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless: (i) this Letter of Transmittal is signed by the registered holder of the Depositary Shares tendered therewith and the Common Stock issued in exchange for Depositary Shares is to be issued in the name of and delivered to, or if any Depositary Shares not accepted for exchange are to be returned to, such holder or (ii) the Depositary Shares are tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal.  This Letter of Transmittal is to be used by each holder of the Depositary Shares if delivery of Depositary Shares is to be made by book-entry transfer, and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”).

Holders of Depositary Shares who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Depositary Shares through ATOP, for which the Exchange Offer will be eligible. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering its Depositary Shares; (ii) such participant has received and agrees to be bound by this Letter of Transmittal to the same extent as if it tendered Depositary Shares pursuant to a manually executed Letter of Transmittal and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal need not be completed by a holder tendering through ATOP. However, the holder will be bound by the terms of this Letter of Transmittal and the Exchange Offer. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the holder beneficially owns Depositary Shares that are held through a bank, broker, custodian or other nominee or DTC and the holder wishes to tender those Depositary Shares, the holder should contact the nominee promptly and instruct it to tender the holder’s Depositary Shares on the holder’s behalf and agree to the terms of this Letter of Transmittal. Such holders are urged to instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date of the Exchange Offer in order to allow adequate processing time.

Holders desiring to tender Depositary Shares prior to the expiration date through DTC’s ATOP should note that such holders must allow sufficient time for completion of DTC’s ATOP procedures during the normal business hours of DTC prior to such date. The method of delivery of this Letter of Transmittal is at the holder’s own option and risk, and the delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via DTC’s ATOP shall be deemed made only when timely confirmed by DTC. In all cases, the holder should allow sufficient time to ensure timely processing of the holder’s tender.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed prior to the expiration date. Holders should allow sufficient time for completion of the necessary tender procedures during the normal business hours of DTC. Tenders not received by the Exchange Agent prior to the expiration date will be disregarded and of no effect.

3. Signatures on Letter of Transmittal.  If any Depositary Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal. If any Depositary Shares tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of the Depositary Shares. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

4. Withdrawal Procedures.  Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer must give written notice of withdrawal. Any withdrawal of Depositary Shares will also constitute a revocation of any Voting Instructions or Proxy Instructions delivered with respect to the Depositary Shares. A holder may validly withdraw the Depositary Shares that the holder tenders at any time prior to the expiration date. In addition, if not previously returned, the holder may withdraw any Depositary Shares that the holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Exchange Offer.

If a holder holds the Depositary Shares in book-entry form, a withdrawal of Depositary Shares will be effective if the holder complies with the appropriate procedures of DTC’s ATOP prior to the expiration date or if the holder’s Depositary Shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer. The holder’s withdrawal must comply with the requirements set forth in the Prospectus.

Any Depositary Shares withdrawn will not have been validly tendered for purposes of the Exchange Offer unless the Depositary Shares so withdrawn are validly re-tendered.

The only means of revoking the Voting Instructions or Proxy Instructions granted hereby is to withdraw the Depositary Shares tendered for exchange prior to the expiration date.

5. Waiver of Conditions.  The Company reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, of the Exchange Offer, other than the condition relating to the effectiveness of the registration statement.

6. Validity; Irregularities.  All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance for exchange of any tender of Depositary Shares and any withdrawals of the Depositary Shares will be determined by the Company, in its sole discretion, and its determination will be final and binding. Alternative, conditional or contingent tenders of Depositary Shares will not be considered valid. The Company reserves the absolute right, in its sole discretion, to reject any and all tenders of Depositary Shares that it determines are not in proper form or the acceptance of or exchange for which, in the Company’s opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tenders in any tender of any Depositary Shares. Any defect or irregularity in connection with tenders of Depositary Shares must be cured within such time as the Company determines, unless waived by the Company. Tenders of Depositary Shares shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender (which defect is not waived by the Company) will not constitute a valid tender of Depositary Shares. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in the tenders of Depositary Shares, or will incur any liability to holders for failure to give any such notice.

7. Inadequate Space.  If the space provided in the above “Description of Depositary Shares Tendered” box is inadequate, the number of Depositary Shares tendered and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

8. Backup Withholding.  Payments of cash in lieu of fractional shares made to tendering holders (or other payees) may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. To avoid backup withholding, each U.S. holder that does not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that such U.S. holder is a United States person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. The IRS Form W-9 and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. Failure to provide the correct information on the IRS Form W-9 may subject the tendering U.S. holder to a $50 penalty imposed by the IRS and 28% federal income tax backup withholding on any payment.

Backup withholding will not apply to a non-U.S. holder if (i) the holder certifies under penalties of perjury, by completing and submitting the appropriate IRS Form W-8 (or other applicable form), that it is a non-U.S. holder and (ii) neither the Company, the Exchange Agent nor the holder’s broker, as applicable, has actual knowledge to the contrary. An IRS Form W-8 (or other applicable form) and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. In certain circumstances, the amount paid to a non-U.S. holder, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

If the holder owns the Depositary Shares through a broker who tenders the securities on the holder’s behalf, the holder may need to provide an IRS Form W-9, IRS Form W-8 or other applicable form to such broker in order to avoid backup withholding. The holder should consult the holder’s broker to determine whether any such forms are required.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

9. Transfer Taxes.  The Company will pay any stock transfer taxes imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Depositary Shares to the Company pursuant to the Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes).

10. Conflicts.  In the event of any conflict between the terms of the Prospectus and the terms of this Letter of Transmittal, the terms of the Prospectus will control.

DETACH HERE

VOTING INSTRUCTIONS FOR NON-TENDERING HOLDERS

DO NOT SUBMIT THIS VOTING INSTRUCTION FORM IF YOU ARE
TENDERING DEPOSITARY SHARES IN THE EXCHANGE OFFER

MIDWEST BANC HOLDINGS, INC.

Voting Instructions Solicited on Behalf of the Board of Directors of Midwest Banc Holdings, Inc.

I, the undersigned, hereby instruct Illinois Stock Transfer, as depository of the Preferred Stock (as defined below), to vote “For”, vote “Against”, or abstain from voting on behalf of all of the Depositary Shares (as defined below) I hold as of the close of business on [          ], 2009, in accordance with the instructions given herein.

I, the undersigned, hereby certify that (a) I was holder of record of the Depositary Shares set forth below as of the close of business on [          ], 2009 (“Record Date Holder”) and (b) I have not tendered the Depositary Shares in the Exchange Offer currently being conducted by Midwest Banc Holdings, Inc.

* * *

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Illinois Stock Transfer, as depository of the Preferred Stock, cannot vote in favor of, vote against, or abstain from voting pursuant to this voting instruction form unless you sign, date and return this voting instruction form.

This voting instruction form, when properly executed, will be used in the manner directed herein. If no direction is made, this voting instruction form will be used to vote FOR the Dividend Blocker Amendment, the Director Amendment, the Preferred Stock Issuance and the Adjournment Proposal.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All signatures on this voting instruction form must be guaranteed by a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States).

IF NO BOXES ARE MARKED, THIS VOTING INSTRUCTION FORM WILL BE USED IN THE
MANNER DESCRIBED ABOVE.

IMPORTANT:

This voting instruction may be given ONLY with respect to those Depositary Shares:

(1) held of record as of the record date of [          ], 2009; and

(2) NOT tendered in the Exchange Offer currently being conducted by Midwest Banc Holdings, Inc.

PLEASE PROVIDE THE FOLLOWING INFORMATION:

DTC Participant Name:

DTC Participant Number:

CUSIP No. of Depositary Shares:

Number of Depositary Shares:

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DO NOT SUBMIT THIS VOTING INSTRUCTION FORM IF YOU ARE
TENDERING DEPOSITARY SHARES IN THE EXCHANGE OFFER

THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MIDWEST BANC HOLDINGS, INC.

The undersigned hereby acknowledges receipt of the proxy statement in connection with the proposals set forth below and directs that the depositary shares representing Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) of Midwest Banc Holdings, Inc. held by the undersigned (the “Depositary Shares”) be voted in favor of or against, or be abstained from voting, in accordance with the instructions given below at the special meeting of the holders of Series A Preferred Stock to be held on          , 2009.

**********

TO VOTE “FOR”, “AGAINST” OR TO ABSTAIN FROM VOTING TO APPROVE THE PREFERRED STOCK PROPOSALS SET FORTH BELOW, CHECK THE APPROPRIATE BOXES BELOW AND SIGN, DATE AND RETURN THIS VOTING INSTRUCTION FORM. IF NO BOX IS MARKED BELOW WITH RESPECT TO A PROPOSAL, AND THIS VOTING INSTRUCTION FORM IS SIGNED, DATED AND RETURNED, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO VOTE “FOR” SUCH PROPOSAL.

The Board of Directors recommends a vote FOR each of the following proposals:

	For	Against	Abstain

Proposal to approve the proposal to eliminate the requirement that:	☐	☐	☐

• full dividends on all outstanding shares of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) must have been declared and paid or declared and set aside for the then current dividend period before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to the Series A Preferred Stock;

• if full dividends are not declared and paid in full on the Series A Preferred Stock, dividends with respect to all series of stock ranking equally with the Series A Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series;

• a series of preferred stock ranking equally with the Series A Preferred Stock cannot be issued without the approval of holders of the Depositary Shares if the certificate of designation for such parity preferred stock will provide that the dividends on the parity preferred stock will cumulate; and

• no dividends shall be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of outstanding preferred stock which rank equally as to dividends with such particular series (collectively the “Dividend Blocker Amendment”) set forth in the proxy statement describing the Preferred Stock Amendments (the “Preferred Proxy Statement”).

Proposal to approve the proposal to eliminate the right of holders of Series A Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive (the “Director Amendment”) set forth in the Preferred Proxy Statement.	☐	☐	☐

Proposal to approve the proposal to authorize the issuance to the United States Department of the Treasury (USG) of shares of our preferred stock that will be senior to the Series A Preferred Stock (the “Senior Preferred Stock”) as to dividends, including cumulative dividend rights, and rights upon liquidation, wind-up and dissolution (the “Preferred Stock Issuance”) set forth in the Preferred Proxy Statement.	☐	☐	☐

	For	Against	Abstain

Proposal to approve the proposal to grant authority to IST to adjourn, postpone or continue the special meeting if necessary or appropriate to permit further solicitation of Voting Instructions if there are not sufficient votes at the time of the special meeting to approve any of the Preferred Stock Amendments (the “Adjournment Proposal”) set forth in the Preferred Proxy Statement.	☐	☐	☐

Please provide the information below and sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. As noted on the reverse side, signatures must be medallion guaranteed.

Date: , 2009
Signature

Signature if held jointly

DETACH HERE

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Prospectus, the Common Proxy Statement, the Preferred Proxy Statement, this Letter of Transmittal and any related documents may be obtained from the Information Agent at the address and telephone numbers set forth below. Questions regarding the terms of the Exchange Offer may be directed to the Information Agent at its address and telephone number set forth below. Holders of Depositary Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

The Exchange Agent for the Exchange Offer is:

ILLINOIS STOCK TRANSFER COMPANY

209 West Jackson Boulevard, Suite 903
Chicago, IL 60606
Toll Free: (800) 757-5755

The Information Agent for the Exchange Offer is:

MORROW & CO., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, Please Call: (203) 658-9400
Holders Call Toll Free: (800) 483-1314